Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

  Fluke Corporation
(Exact Name of Registrant as Specified in Its Charter)

  Washington
(State or Other Jurisdiction of Incorporation or Organization)

  91-0606624
(I.R.S. Employer Identification No.)

  6920 Seaway Boulevard, Everett, WA                         98203
(Address of Principal Executive Offices)                  (Zip Code)

  Fluke Corporation 1998 Stock Incentive Plan
(Full Title of the Plan)

  Douglas G. McKnight, 6920 Seaway Boulevard, Everett, WA  98203
(Name and Address of Agent for Service)

  (425) 356-5301
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

                               Proposed        Proposed
Title of                       Maximum         Maximum
Securities                     Offering        Aggregate
To Be           Amount To Be   Price           Offering      Amount of
Registered      Registered     Per Share(1)    Price(1)      Registration Fee

Common Stock    1,500,000(2)   $23.25         $34,875,000   $10,288.12
$.25 Par Value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The calculation of the registration fee of the shares is based on a price of $23.25 per share, which was the average of the high and low trading prices of the Common Stock on December 12, 1997 on the New York Stock Exchange as reported in The Wall Street Journal.

(2) Together with an indeterminate number of shares of Common Stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the Fluke Corporation 1998 Stock Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (File No. 1-5590) are hereby incorporated by reference in this Registration
Statement: (a) the Registrant's Annual Report on Form 10-K for the year ended April 25, 1997; (b) the Registrant's Quarterly Reports on Form 10-Q for the periods ended July 25, 1997 and October 24, 1997 and the Registrant's current report on Form 8-K dated September 12, 1997; and (c) the description of the Registrants' Common Stock contained in the Company's registration statement on Form 8-A filed on March 10, 1995, including any amendment or report filed for the purpose of updating such description.

Also deemed to be incorporated herein by reference and to be a part hereof from the date of filing are all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold.


Item 4.  Description of Securities.

Not applicable.


Item 5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

The Washington Business Corporation Act permits a corporation to indemnify its directors for reasonable expenses if a director is wholly successful in the defense of any proceeding in which he or she has been made a party by reason of the fact that he or she was or is a director and for judgments, penalties, fines, settlements, or reasonable expenses incurred in a proceeding upon a determination by the Board of Directors, a committee of the Board, independent legal counsel, or the stockholders that the director acted in good faith and, in the case of conduct in the director's official capacity with the corporation, the director reasonably believed that his or her conduct was in the corporation's best interests, or, in all other cases, the director reasonably believed that his or her conduct was at least not opposed to the corporation's best interests. The Washington Business Corporation Act permits similar indemnification of officers. Washington law permits a corporation to provide further indemnity to directors and officers, subject to certain authorization requirements, except that indemnification is not permitted with respect to intentional misconduct, a knowing violation of law, approval of an unlawful distribution or loan, or a transaction involving the director's receipt of an improper personal benefit.

Article XII of the Registrant's Articles of Incorporation authorizes the Registrant's Board of Directors to take any action it deems appropriate to indemnify the Registrant's directors to the fullest extent permitted by Washington law. This provision is sufficiently broad that it might, under certain circumstances, permit indemnification for liability arising under the Act.



The Registrant's Bylaws provide a right to indemnification for all expense, liability, and loss (including reasonable attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to which a director is exposed by reason of the fact that he or she is or was serving as a director or officer of the Registrant or, at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. Such a person cannot, however, be indemnified when (a) the Registrant is legally unable to grant indemnity or (b) for expenses related to a proceeding or claim that has been initiated without Board approval by the person requesting indemnification. The Registrant's Bylaws also recognize the Registrant's ability to advance expenses to an indemnitee, subject to a requirement that the indemnitee undertake to repay the expenses if he or she subsequently is found not to have met the standards required for indemnification. The Board of Directors may also approve indemnification of all employees (including officers), agents, and others serving the Registrant.

As permitted by the Washington Business Corporation Act, the Articles of Incorporation of the Registrant provide that, to the fullest extent permitted by law, directors shall not be personally liable to the Registrant or its shareholders for monetary damages. At present, under the Washington Business Corporation Act, liability would not be limited under circumstances involving
(a) acts of intentional misconduct or a knowing violation of law, (b) approval of certain distributions or loans contrary to law, or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Thus, a director of the Registrant would not be liable for breaches of the duties of care or loyalty or otherwise liable to the Registrant or its shareholders for violations of state corporate law unless he or she violated the statutory exceptions listed above. This provision is sufficiently broad that it might, under certain circumstances, permit indemnification for liability arising under the Act.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

         Exhibit No:         Description

           4.1             Fluke Corporation 1998 Stock Incentive Plan

           4.2 Stockholders Rights Plan as amended and restated April 25, 1997 (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended April 25, 1997 and incorporated herein by reference)

           5.1             Opinion of Counsel

          23.1             Consent of Ernst & Young LLP, Independent Auditors

          23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

          24.1             Power of Attorney (see signature page)



Item 9.  Undertakings.

(a)  Rule 415 Offering.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(e)  Incorporated Annual Reports and Quarterly Reports.

      The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)  Filing of Registration Statement on Form S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on this 18th day of December, 1997.




                                         Fluke Corporation


                                         By /s/ Douglas G. McKnight
                                             Douglas G. McKnight
                                             Vice President, General Counsel
                                             and Corporate Secretary


POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints David
E. Katri, President and Chief Operating Officer, Elizabeth J. Huebner, Vice President, Chief Financial Officer, and Douglas G. McKnight, Vice President, General Counsel and Corporate Secretary, jointly and severally, as attorneys-in-fact, each with full power of substitution, for such person and in any and all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                       Title                        Date

/s/ William G. Parzybok, Jr.    Chairman of the Board        December 12, 1997
William G. Parzybok, Jr.        Chief Executive Officer

/s/ David E. Katri              President, Chief Operating   December 12, 1997
David E. Katri                  Officer and Director

/s/ Elizabeth J. Huebner        Vice President, Chief        December 12, 1997
Elizabeth J. Huebner            Financial Officer

/s/ Philip M. Condit            Director                     December 12, 1997
Philip M. Condit

/s/ John D. Durbin              Director                     December 12, 1997
John D. Durbin

/s/ David L. Fluke              Director                     December 12, 1997
David L. Fluke

/s/ John M. Fluke, Jr.          Director                     December 12, 1997
John M. Fluke, Jr.

/s/ Robert S. Miller, Jr.       Director                     December 12, 1997
Robert S. Miller, Jr.

/s/ Sally G. Narodick           Director                     December 12, 1997
Sally G. Narodick

/s/ William H. Neukom           Director                     December 12, 1997
William H. Neukom

/s/ N. Stewart Rogers           Director                     December 12, 1997
N. Stewart Rogers

/s/ James E. Warjone            Director                     December 12, 1997
James E. Warjone

/s/ George M. Winn              Director                     December 12, 1997
George M. Winn





INDEX TO EXHIBITS

         Exhibit No:          Description

           4.1              Fluke Corporation 1998 Stock Incentive Plan

           4.2 Stockholders Rights Plan as amended and restated April 25, 1997 (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended April 25, 1997 and incorporated herein by reference)

           5.1              Opinion of Counsel

          23.1              Consent of Ernst & Young LLP, Independent Auditors

          23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

          24.1              Power of Attorney (see signature page)